Schedule 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

Leader Funds Trust

(Name of Registrant as Specified in its Declaration of Trust)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount previously paid:
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Subject: Action Needed: Leader Funds Proxy Vote

(SUGGESTED EMAIL FOR ADVISORS TO REACH TO THEIR CLIENTS TO VOTE)

On approximately May 10, 2019 you were mailed a Proxy Statement and Notice of a Special Meeting of Shareholders for the Leader Funds scheduled on June 3, 2019.

The meeting deadline is quickly approaching (6/3/19).  We would appreciate your participation by calling the proxy solicitor at 800-659-6590 to provide your voting instructions.

Leader is attempting to streamline their business and reduce shareholder expenses.  Prospectus, Investment Process and Investment Management will stay the same.

The Proxy Statement is attached and is also available online at:     https://www.proxyonline.com/docs/LeaderFunds.pdf

We’re happy to answer any questions you may have.

Thank you,

ADVISOR